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                                                                 Exhibit 10 (hh)

         THIS MORTGAGE, made this 21st day of October, in the year 2002, by M-Tron Industries, Inc. of 100 Douglas Avenue, Yankton, Yankton County, South Dakota, Mortgagor, to Yankton Area Progressive Growth, Inc., P. O. Box 588, Yankton, SD 57078, Mortgagee:

         WITNESSETH, that said Mortgagor hereby mortgages to said Mortgagee the following described premises situated in the County of Yankton and State of South Dakota, to-wit:

         Lot One (1) and Lot Two (2), Tucker's 4th Addition, County of Yankton, South Dakota, as per plat recorded in Book S11, page 66,

         and

         West Two Hundred feet (W 200') of the Northeast Quarter of the Northeast Quarter (NE 1/4 NE 1/4), except the North 467.8 feet thereof, AND the West Two Hundred feet (W 200') of Government Lot One
         (1), Section Seventeen (17), Township Ninety-three (93), Range Fifty-five (55), Yankton County, South Dakota,

as security for payment to said mortgagee at P. O. Box 588, Yankton, SD 57078, of the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and no interest thereon, according to a certain promissory note bearing even date herewith, due April 21, 2005.

         SAID MORTGAGOR further agrees to pay all taxes and assessments that may be levied upon said premises, before the same shall become delinquent and to keep the buildings upon said premises insured for the benefit of said Mortgagee against loss by fire, wind, lightning, and other perils in the sum of at least $250,000.

         In case of the Mortgagor's failure to pay said taxes or assessments before the same become delinquent or to pay insurance premiums for insurance on said buildings, said Mortgagee or assignee may do so and the amounts so paid shall be added to and deemed a part of the money secured by this mortgage. Said Mortgagor hereby warrants that he is the owner in fee of said premises.

         In case of default in the payment of said principal sum of money or any part thereof, or interest thereon at the time or times above specified for payment thereof, or in case of non-payment of any taxes, assessments, or insurance as aforesaid, or of breach of any covenant or agreement herein contained, then and in either case, the whole, principal and interest, of said

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note shall at the option of the holder thereof, immediately become due and payable, and this mortgage may be foreclosed by this action, or by advertisement as provided by statute or the rules of practice relating thereto, and this paragraph shall be deemed as authorizing and constituting a power of sale as mentioned in said statutes or rules, and any amendatory thereof.

                                             M-Tron Industries, Inc.

                                             By: /s/ Robert Zylstra
                                                 ---------------------------
                                                 Robert Zylstra
                                                 Its President

State of South Dakota )
                      )ss
County of Yankton     )

         On this the 28 day of October, 2002, before me, the undersigned officer, personally appeared Robert Zylstra, who acknowledged himself to be the President of M-Tron Industries, Inc., a corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         In witness whereof I hereunto set my hand and official seal.

                                             /s/ David L. Rein
                                             -----------------------------------
                                             Notary Public - South Dakota